                                                                     EXHIBIT 2.3

                       COLLATERAL ASSIGNMENT OF PATENTS


     THIS COLLATERAL ASSIGNMENT OF PATENTS (hereinafter referred to as the "Agreement"), dated as of March 9, 1999, by and between Repligen Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and Victoria Beck and Autism Research Institute (collectively, the "Sellers").

                        W I T N E S S E T H   T H A T:

     WHEREAS, pursuant to a Patent Purchase Agreement and related assignments of even date herewith (the "Purchase Agreement"), the Company has purchased certain patent applications from the Sellers and has agreed to fulfill certain obligations to the Sellers; and

     WHEREAS, to secure its performance of such obligations, the Company has agreed to enter into this Agreement and to grant the collateral assignment hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, and to secure the payment and performance of all the Secured Obligations (as defined below), the parties hereto agree as follows:

     1.  Definitions.  All capitalized terms used herein and not otherwise
         -----------
defined shall have the meanings prescribed therefor in the Purchase Agreement. The term "Secured Obligations" means all obligations of the Company to the Sellers under Sections 2.02(f) and 6.01 of the Purchase Agreement. The term "Event of Default" means (i) a material breach by the Company of any of the Secured Obligations, which breach continues uncured for a period of at least 90 days after written notice of breach has been given by the Sellers to the Company, or (ii) the Buyer ceases to conduct business, is liquidated, is dissolved or initiates or is subjected to any proceedings for relief in bankruptcy or other insolvency laws and such proceedings have not been vacated or set aside within one hundred and twenty (120) days from the date of commencement thereof.

     2.  Assignment and Grant of Agreement and Security Interest.  As collateral
         -------------------------------------------------------
security for the prompt and complete payment and performance of all the Secured Obligations, the Company hereby grants to the Sellers a security interest in, and, contingent upon the occurrence an Event of Default, assigns, transfer and conveys to the Sellers all of the Company's right, title and interest in, to and under, (i) the United States and foreign patent applications listed on Schedule I and all re-issues, divisions, continuations, renewals, extensions and continuations-in-art of such patent applications(the "Patent Applications"),
(ii) all United States and foreign patents which may issue from such Patent Applications, (iii) the inventions disclosed in any of
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the foregoing, and (iv) all other Intellectual Property Rights (all of which is hereinafter collectively called the "Collateral").

     3.  Continued Use of the Collateral.  During the term of this Agreement,
         -------------------------------
unless an Event of Default shall have occurred and the Sellers shall have exercised their rights under Section 4 below, the Company shall have the full and exclusive right to use and enjoy the Collateral, and the Sellers shall have no such rights.

     4.  Remedies.  If an Event of Default has occurred and is continuing, upon
         --------
written notice from the Sellers to the Company, ownership of the Collateral shall automatically and without further action by the Company revert to the Sellers, who may thereafter exercise all rights of ownership in and to the Collateral. Upon such notice and at the request of the Sellers, the Company shall execute and deliver to the Sellers an assignment in recordable form which evidences such reversion of title. In addition, the Sellers shall be entitled to exercise all rights and remedies of a Secured Party under the Uniform Commercial Code with respect to the Collateral.

     5.  Power of Attorney.  In the event that the Company fails to execute the
         -----------------
assignment referred to in Section 4, the Company hereby irrevocably appoints the Sellers its true and lawful attorney (such appointment coupled with an interest), with full power of substitution, to execute and deliver such assignment in the name of the Company.

     6.  Notices.  All notices, approvals, requests, demands and other
         -------
communications under this Agreement shall be in writing, and shall be given in accordance with Section 10.01 of the Purchase Agreement.

     7.  Severability.  Any provision of this Agreement which is prohibited or
         ------------
unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.  No Waiver; Cumulative Remedies.  The Sellers shall not, by any act,
         ------------------------------
delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Sellers, and then only to the extent therein set forth. A waiver by the Sellers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Sellers would otherwise have had on any other occasion. No failure to exercise nor any delay in exercising on the part of the Sellers any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                                      -2-
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     9.  Waivers; Amendments.  None of the terms and provisions of this
         -------------------
Agreement may be waived, altered, modified or amended except by an instrument in writing executed by the parties hereto.

     10.  Limitation by Law.  All rights, remedies and powers provided herein
          -----------------
may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

     11.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the Sellers and its successors and assigns.

     12.  Termination and Reassignment.  The Sellers agrees that upon the
          ----------------------------
payment in full and satisfaction of all the Secured Obligations, this contingent assignment of the Collateral and any proceeds thereof or distributions in respect thereto shall be released from all liens created hereby, and the Sellers will execute all such documents as may be reasonably requested by the Company to release the security interests created hereby and to terminate the contingent assignment (without representation or warranty) of any or all of the Company's Collateral.

     13.  Applicable Law.  This Agreement and any rights and remedies of the
          --------------
parties hereto arising from the relationship between the parties contemplated herein, whether or not arising under this agreement, shall be governed by, and be construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts and the United States of America.



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                                      -3-
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                            REPLIGEN CORPORATION


                            By:  /s/ Walter Herlihy
                                 -------------------------

                            Name:  Walter Herlihy
                                   -----------------------

                            Title:  President, CEO
                                    ----------------------


                            AUTISM RESEARCH INSTITUTE

                            By:  /s/ Bernard Rimland
                               ---------------------------

                            Title:  Director
                                  ------------------------



                                  /s/ Victoria A. Beck
                                  ------------------------
                                  Victoria A. Beck

                                      -4-
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STATE OF ____________________)

COUNTY OF ___________________)

                                                        __________ __, 199_



          Then personally appeared the above-named __________________ known to me as the _________________________ of ________________ and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said ___________ ____________________________ on this __________ day of
_________, 199_.


                                                Before me,




                                                Notary Public
                                                My commission expires:
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                            [Form of Filing Letter]


                                                        ___________ __, 199_


CERTIFIED MAIL
RETURN RECEIPT REQUESTED
------------------------

Commissioner of Patents and Trademarks
Washington, D.C.  20231
Attn:  Assignment Branch

Re:  Recordation of Assignment
     -------------------------

Ladies and Gentlemen:

          Enclosed please find for recordation a Collateral Assignment of Patents and Trademarks (see Schedule I attached thereto for registration numbers) to [SELLERS].

          The address of the assignee is:

                [SELLERS]
                [ADDRESS]


          A certified check in the amount of $__________ made payable to the Commissioner of Patents and Trademarks is submitted herewith.

          Please return the recorded Assignments to the undersigned.

                                        Very truly yours,



Enclosures